Exhibit 5.1

February 29, 2012

Ameristar Casinos, Inc.

3773 Howard Hughes Parkway

Suite 490S

Las Vegas, Nevada  89169

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ameristar Casinos, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 3,100,000 additional shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable pursuant to the Company’s 2009 Stock Incentive Plan (as amended and restated to date, the “Plan”).  This opinion letter is delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of the Registration Statement, the Plan, the Company’s articles of incorporation and bylaws, each as amended to date, and such other documents, agreements, instruments and corporate records and proceedings, as we have deemed necessary or appropriate for purposes of this opinion letter, and we have obtained from officers and other representatives of the Company, and from public officials, and have relied upon such certificates, representations and assurances as we have deemed necessary or appropriate..

Without limiting the generality of the foregoing, in rendering this opinion letter, we have assumed without independent verification, that (i) each natural person executing a document has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada.  The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the issuance of the Shares by the

100 North City Parkway, Suite 1600 | Las Vegas, NV 89106-4614	702.382.2101 tel
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Company has been duly authorized and, when and to the extent the Shares are issued and sold in the manner contemplated by the Plan, and in accordance with the proceedings described therein and in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.  No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BROWNSTEIN HYATT FARBER SCHRECK, LLP